SETTLEMENT AGREEMENT

            THIS SETTLEMENT AGREEMENT ("Settlement Agreement") is entered into this 9th day of June, 1999, by and among AQUIS COMMUNICATIONS, INC. ("Aquis"), and BELL ATLANTIC PAGING, INC. ("BAPCO") and BELL ATLANTIC - DELAWARE, INC., BELL ATLANTIC - MARYLAND, INC., BELL ATLANTIC - PENNSYLVANIA, INC., BELL ATLANTIC -VIRGINIA, INC., BELL ATLANTIC - WASHINGTON, D.C., INC., BELL ATLANTIC
- WEST VIRGINIA, INC., (hereinafter collectively the "OTCs", and together with BAPCO, the "Sellers").

                                    RECITALS

            WHEREAS, pursuant to an Asset Purchase Agreement dated as of July 2, 1998, as amended by Consent and Amendment No. 1 dated November 3, 1998 ("Asset Purchase Agreement"), Aquis acquired certain of the paging assets of the Sellers ("the Acquisition") on December 31, 1998; and

            WHEREAS, certain disputes have arisen among the Parties regarding the Acquisition (the "Disputes"); and

            WHEREAS, the Parties desire to resolve the Disputes in accordance with the provisions of this Settlement Agreement,

            NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound, the parties agree to resolve the Disputes as hereinafter set forth.

Capitalized terms used herein but not otherwise defined shall have the meanings ascribed to them in the Asset Purchase Agreement.

            1. Resolution of Disputes. The Disputes are hereby resolved as follows:

            A. Sales Tax - Reference is made to the Transfer Tax Agreement (the "Tax Agreement") dated as of December 31, 1998, among Aquis and the Sellers. The parties agree that Aquis's obligations under Section 2 of the Tax Agreement have been satisfied by: (1) the payment of $54,217.00 to BAPCO and the OTCs, and (2) delivery by Aquis to BAPCO and the OTCs of its direct pay permit number from the West Virginia State Tax Department (as described in more detail in paragraph 4 of the March 22, 1999 memorandum from Monte Engler to Susan Asch and Ray Martz). Notwithstanding anything to the contrary in this Settlement Agreement or in the Reseller Agreement, the Buyer's covenants in Section 9.2 of the Asset Purchase Agreement and the indemnity provisions in Section 5 of the Tax Agreement shall remain in full force and effect and, in the event that Aquis fails timely to make such an indemnity payment after 5 days following notice of such payment being due, the Sellers shall be permitted to withhold the compensation contemplated in Section 7(a) of the Reseller Agreement and apply such withheld payments against any such indemnification obligation, provided, however, that such compensation shall resume after such indemnity obligation has been satisfied.

            B. Inventory Transfer - Aquis hereby agrees not to assert and waives and releases the Sellers from the claim of


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

improper transfer of inventory referenced in the Memorandum dated January 29, 1999 to Susan Asch from Monte Engler and Adam Kokas. The Sellers continue to disagree with and deny Aquis' contention.

            C. Accounts Payable - The parties hereto agree that the accounts payable listed on Exhibit A attached hereto in the aggregate amount of $1,409,207 (after certain agreed adjustments) are Assumed Liabilities and constitute all of the liabilities and obligations of BAPCO reflected on the Balance Sheet in the line item entitled "Trade Accounts Payable", and BAPCO shall be responsible for any pre-Closing accounts payable not reflected on Exhibit A. BAPCO acknowledges and agrees that Metrocall claims it is owed approximately $40,000 for services rendered to BAPCO prior to the Closing Date in addition to the amounts listed on Exhibit A and that such amount shall be included in the definition of Retained Liabilities as defined in the Asset Purchase Agreement. BAPCO hereby represents and warrants to Aquis that it has made payments to third parties in an aggregate amount of $899,880 for such payables, and Aquis hereby agrees to reimburse BAPCO therefor in accordance with the provisions of paragraph 2 hereof. Aquis hereby represents and warrants to BAPCO that it has made, or will promptly make, payments to third parties in an aggregate amount of $509,327, representing all accounts payable listed on Exhibit A that BAPCO represents it has not paid.

            Aquis has paid $63,998 in sales commissions for sales that occurred in the month of December 1998; Aquis agrees that such


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

amount was an Assumed Liability and it will not seek reimbursement or indemnification therefor.

            D. Other Issues - Attached hereto as Exhibit B is a schedule entitled Aquis Communications, Inc. "Post Close Issues" setting forth all remaining post-closing issues not heretofore resolved between the parties. Such issues are hereby resolved in accordance with Exhibit B and Aquis hereby agrees to pay to the Sellers, in addition to the amount set forth in paragraph 1(C), above, the sum of $211,465 in accordance with the provisions of paragraph 2 of this Agreement.

            2. Moneys Due to BAPCO. It is agreed that a reconciliation of the resolution of Disputes set forth above results in a balance owed by Aquis to BAPCO in the aggregate amount of $1,111,345 (the "Dispute Obligation"). The Dispute Obligation plus accrued interest thereon, shall be paid by wire transfer to BAPCO of immediately available funds not later than June 30, 1999. Interest shall accrue on the Dispute Obligation from the date hereof at the Defined Rate. In the event that Aquis fails timely to make such payment of the Dispute Obligation, the Sellers shall be permitted to withhold the compensation contemplated in Section 7(a) of the Reseller Agreement and to apply such withheld payments against any such unpaid amount of the Dispute Obligation and interest accrued thereon, provided, however, that such compensation shall resume after such obligation has been satisfied.


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

            3. Additional Consideration. A. As further consideration for BAPCO to enter into this Settlement Agreement, Aquis hereby authorizes First Union National Bank (the "Escrow Agent") to release to BAPCO all moneys being held in escrow pursuant to the Indemnity Escrow Agreement and, upon such release, the Indemnity Escrow Agreement shall be deemed terminated and the Escrow Agent shall be released from any and all further obligations pursuant to such agreement. The Parties will execute such additional documentation as may be reasonably requested by any of them or the Escrow Agent to promptly effect the release of the Escrow Money (as defined in the Escrow Agreement).

            B. As additional consideration for each of the parties to enter into this Settlement Agreement, BAPCO hereby grants to Aquis, from the date hereof through June 30, 1999 (the "Option Period"), the right (the "Option") to satisfy the Promissory Note in full by payment of the sum of Three Million One Hundred Fifty Thousand Dollars ($3,150,000) (the "Exercise Price") by wire transfer to BAPCO of immediately available funds subject to the following terms and conditions:

                  Exercise of Option - Aquis may exercise the Option by giving BAPCO written notice thereof (the "Notice") on or before June 30, 1999. The Notice shall specify the date (within the Option period) that the Exercise Price will be paid.

                  Effect of Payment - Upon BAPCO's receipt of the Dispute Obligation and the Exercise Price, the Note, including any accrued interest thereon, shall be deemed fully paid and satisfied


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

and the Promissory Note shall be promptly returned to Aquis. In addition, BAPCO and the Sellers shall promptly execute and deliver to Aquis all appropriate documentation evidencing the release of its liens on the assets of Aquis including UCC-3 termination statements (which documentation shall be prepared by Aquis or its representatives at Aquis' expense; Aquis shall be responsible for any filing fees).

                  Termination of Option - The Option shall terminate upon the earlier of (i) payment of the Exercise Price, and (ii) June 30, 1999, but such termination shall not relieve any party from any other obligations set forth in this Settlement Agreement. Notwithstanding anything to the contrary herein, it is a condition to Aquis' right to exercise the Option that Aquis shall have paid or, simultaneously with payment of the Exercise Price shall pay, the Dispute Obligation in full.

            4. Release of Indemnities; Amendment. The indemnification obligations of Aquis in Section 7.3(i) of the Asset Purchase Agreement regarding representations and warranties are hereby terminated and of no further force and effect, with the exception of (a) Section 3.3.7 to the Asset Purchase Agreement regarding the H-S-R Act, (b) Section 9.3 of the Asset Purchase Agreement regarding broker's and finder's fees, and (c) any fraudulent representations, warranties or other disclosures. The indemnification obligations of the Sellers contained in Section 7.2(i) of the Asset Purchase Agreement regarding representations and warranties are hereby terminated and of no further force and


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

effect with the exception of any fraudulent representations, warranties or other disclosures. Notwithstanding the immediately preceding sentence, the parties hereto acknowledge and agree that this Settlement Agreement does not affect the enforceability of any Ancillary Agreement, including Seller's indemnification obligations with respect to any representations or warranties thereunder, except as specifically stated herein.

            5. Final Purchase Price and Prorations. The parties hereto confirm that the final Purchase Price is $27,992,681. Aquis's $27,814 overpayment has been offset against amounts owed to the Sellers by Aquis hereunder (see Exhibit
B). Following the payment of the Dispute Obligation hereunder, the obligations of the parties under Section 9.1 of the Asset Purchase Agreement regarding prorations shall have been satisfied.

            6. Accounts Receivable - Affiliates. Pursuant to Section 1.1.3 of the Asset Purchase Agreement, "Accounts Receivable - Affiliates" are Excluded Assets. $301,000 of such receivables have been deposited into Aquis's accounts, and BAPCO and Aquis have agreed that Aquis will remit such funds to BAPCO as part of the Dispute Obligation payment hereunder (see Exhibit B). Approximately $339,000 of "Accounts Receivable - Affiliate" remain outstanding. Aquis agrees to remit to BAPCO any additional payments it receives that are "Accounts Receivable - Affiliates" promptly following receipt from BAPCO of notice thereof and


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

reasonable evidence that such funds are "Accounts Receivable - Affiliates."

            7. Notices. All notices and communications hereunder shall be in writing and shall be deemed to have been duly given if delivered or mailed in accordance with the notice provisions of the Asset Purchase Agreement.

            8. Counterparts. This Settlement Agreement may be executed in counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

            9. Successors. This Settlement Agreement shall be binding upon and shall inure to the benefit of the Parties hereto and their respective legal representatives, heirs, successors and assigns.

            10. Governing Law. This Settlement Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without reference to the choice of law doctrine of such State.

            11. Competency. Each of the parties hereto confirms that it has carefully read and fully understands the provisions of this Settlement Agreement, has had sufficient time and opportunity


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

to consult with an attorney prior to signing it, and is signing this Settlement Agreement knowingly and voluntarily and without coercion.

            12. Representations and Warranties. Each party hereto represents and warrants that it is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and that it has the requisite corporate power and authority to execute and deliver this Settlement Agreement.

      IN WITNESS WHEREOF, Aquis and the Sellers enter into this Settlement Agreement as of the date first above written.


                                          AQUIS COMMUNICATIONS, INC.

                                          By: /s/ John X. Adiletta
                                              ----------------------------------
                                              John X. Adiletta, President


                                          BELL ATLANTIC PAGING, INC.

                                          By: /s/ R. M. Balascio
                                              ----------------------------------
                                              Robert M. Balascio


                                          BELL ATLANTIC - DELAWARE, INC.

                                          By: /s/ Edwin F. Hall
                                              ----------------------------------
                                              Edwin F. Hall, Controller

                         FURTHER SIGNATURE PAGE FOLLOWS


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

                                          BELL ATLANTIC MARYLAND, INC.

                                          By: /s/ Edwin F. Hall
                                              ----------------------------------
                                              Edwin F. Hall, Controller


                                          BELL ATLANTIC - PENNSYLVANIA, INC.

                                          By: /s/ Edwin F. Hall
                                              ----------------------------------
                                              Edwin F. Hall, Controller


                                          BELL ATLANTIC - VIRGINIA, INC.

                                          By: /s/ Edwin F. Hall
                                              ----------------------------------
                                              Edwin F. Hall, Controller


                                          BELL ATLANTIC-WASHINGTON, D.C., INC.

                                          By: /s/ Edwin F. Hall
                                              ----------------------------------
                                              Edwin F. Hall, Controller


                                          BELL ATLANTIC - WEST VIRGINIA, INC.

                                          By: /s/ Edwin F. Hall
                                              ----------------------------------
                                              Edwin F. Hall, Controller


                                          BELL ATLANTIC - NEW JERSEY, INC.

                                          By: /s/ Edwin F. Hall
                                              ----------------------------------
                                              Edwin F. Hall, Controller


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